Exhibit 32.1
Certification of Periodic Financial Reports
I, Thomas L. Ryan, President and Chief Executive Officer and Director of Service Corporation International, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	the Report on Form 10-K for the period ended December 31, 2006 (the “Report”) which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Service Corporation International.
Dated: February 28, 2007

/s/ Thomas L. Ryan
Thomas L. Ryan
President and Chief Executive Officer and Director (Principal Executive Officer)